Exhibit (j) under Form N-1A
                                               Exhibit 23 under Item 601/Reg.S-K




               Consent of Ernst & Young LLP, Independent Auditors

     We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information, and to the use of our report dated April 12, 2002, included in Post-Effective Amendment Number 40 to the Registration Statement (Form N-1A, No. 2-66437) of the Edward Jones Money Market Fund.



/s/ Ernst & Young LLP
Ernst & Young LLP

Boston, Massachusetts
April 19, 2002